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                            REED SMITH SHAW & MCCLAY
                                                                       EXHIBIT 5


MAILING ADDRESS:                  435 SIXTH AVENUE                HARRISBURG, PA
P.O. BOX 2009                                                         McLEAN, VA
NEW YORK, NY           PITTSBURGH, PENNSYLVANIA 15219-1886          NEW YORK, NY
PITTSBURGH, PA 15230-2009                                             NEWARK, NJ
                                    412-288-3131                PHILADELPHIA, PA
                                                                   PRINCETON, NJ
WRITER'S DIRECT NUMBERS:          FAX 412-288-3063                WASHINGTON, DC
PHONE 412-288-3131
FAX 412-288-3063
WASHINGTON, DC


Crown American Realty Trust
Pasquerilla Plaza
Johnstown, PA 15901

Dear Sirs:

                  We are counsel for Crown American Realty Trust, a Maryland real estate investment trust (the "Company"), and have acted as such in connection with the proposed sale by the Company of up to 2,500,000 preferred shares of beneficial interest (the "Shares"), pursuant to an underwriting agreement to be entered into by the Company and Friedman, Billings, Ramsey & Co., Inc. as the representative of the underwriters to be named therein (the "Underwriters"). This opinion is furnished in connection with the filing by the Company of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to such proposed sale. We have examined such public and trust records and documents and such questions of law, and have made such other investigation as we deemed appropriate for purposes of this opinion.

                  Based upon the foregoing, we are pleased to advise you that in our opinion the Shares have been duly authorized and will be, when delivered to the Underwriters pursuant to such underwriting agreement as contemplated by such Registration Statement, validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained therein and the prospectus supplement relating thereto.

                                        Very truly yours,

                                        REED SMITH SHAW & McCLAY